P



                           SCHEDULE 14A (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[     ]  Preliminary Proxy Statement
[     ]  Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
[  X  ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                JAGNOTES.COM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------

[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

         1)       Amount previously paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  --------------------------------------------------------------

                                     [LOGO]


                         6865 SW 18th Street, Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605




                                                                December 7, 2001


To the Stockholders of JagNotes.com Inc.:


         The Annual Meeting of Stockholders of JagNotes.com Inc. will be held on Friday, December 28, 2001, at 11:00 a.m. in Conference Room 39B located on the 39th floor of 101 Park Avenue, New York, New York, in the law offices of Morgan, Lewis & Bockius LLP.

         Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Our 2001 Annual Report on Form 10-KSB is also enclosed and provides additional information regarding our financial results during the fiscal year ended July 31, 2001.

         On behalf of our Board of Directors and employees, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the meeting. Whether or not you plan to attend the meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided.




                                         Sincerely,


                                         /s/ Gary Valinoti

                                         Gary Valinoti
                                         President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on December 28, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of JagNotes.com Inc., a Nevada corporation (the "Company"), will be held in Conference Room 39B located on the 39th floor of 101 Park Avenue, New York, New York, in the law offices of Morgan, Lewis & Bockius LLP, at 11:00 a.m. on Friday, December 28, 2001, for the following purposes:

         i.   To elect three directors to serve for the ensuing year;

         ii. To consider and act upon a proposal to ratify the selection of J.H. Cohn LLP as the Company's independent accountants for 2002; and

         iii. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on Friday, November 30, 2001 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Common Stock of the Company at that date are entitled to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,


                                          /s/ Stephen J. Schoepfer

                                          Stephen J. Schoepfer
                                          Secretary


Boca Raton, Florida
December 7, 2001

Your vote is important. Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

                                     [LOGO]


                                JAGNOTES.COM INC.
                         6865 SW 18th Street, Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605

                                                                December 7, 2001

                                 PROXY STATEMENT


         This Proxy Statement is being mailed on or about December 10, 2001, to holders of record as of November 30, 2001, of common stock, par value $.00001 per share ("Common Stock"), of JagNotes.com Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of a proxy in the enclosed form for the Annual Meeting of Stockholders of the Company to be held on December 28, 2001.

         A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

         If no instructions are specified on the proxy, shares represented thereby will be voted (i) for the election of the three nominees listed herein as directors of the Company, (ii) in favor of the ratification of the appointment of J.H. Cohn LLP as the Company's independent accountants for 2002 and (iii) in the discretion of the holder of the proxy on all other matters that may properly come before the meeting.

         Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any postponement or adjournment thereof. Any stockholder who attends in person the Annual Meeting or any postponement or adjournment thereof may revoke any proxy previously given and vote by ballot.

         As of November 30, 2001, there were 24,292,968 shares of Common Stock issued and outstanding. The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will be counted for purposes of determining the existence of a quorum at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

         Nevada law specifies that directors must be elected by a plurality of the votes cast by holders of shares of Common Stock, and the approval of any other matters will require the affirmative vote of holders of a majority of the shares present in person or represented by duly executed proxies and entitled to vote on the subject matter. Cumulative voting for the election of directors is not permitted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and for those matters requiring the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Shares relating to any proxy as to which a broker non-vote is indicated will be considered present and entitled to vote for determining the presence of a quorum, but will not be considered present and entitled to vote with respect to any matter as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote the shares. Accordingly, in the case of shares that are present at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director will not prevent the election of such nominee if other stockholders vote for such nominee; an abstention on any other proposal, however, will operate as a vote "against" such proposal. Broker non-votes will have no effect on the outcome of the vote on any proposals.

         The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

         The Company's Annual Report on Form 10-KSB for the year ended July 31, 2001, which contains the Company's financial statements for such year, is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The number of directors of the Company currently is fixed at three. The Board of Directors has nominated the three persons named below to serve as directors until the next Annual Meeting of Stockholders or until their earlier resignation or removal. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee, (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution provide for fewer directors. Proxies for this Annual Meeting may not be voted FOR more than three nominees.

Nominees for Election at this Annual Meeting

         Gary Valinoti, age 43, was a co-founder of the predecessor to JagNotes.com Inc. and has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 1999. Mr. Valinoti has been a member of our Board of Directors since July 1999. From August 1992 until March 1999 Mr. Valinoti served as President, and as a member of the Board of Directors, of JagNotes, Inc., the company that produced the JAGNotes fax service throughout that period. Prior to his involvement with JagNotes, Inc., Mr. Valinoti held positions with various firms in the securities industry including Mosely, Hallgarten, Estabrook & Weeden where he was involved in institutional and currency trading, and started the firm's arbitrage department. Mr. Valinoti attended Wagner College.

         Thomas J. Mazzarisi, age 44, has served as our Executive Vice President and General Counsel since March 1999. Mr. Mazzarisi has also served as our Chief Financial Officer since November 9, 2001. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. From 1997 until joining JagNotes Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

         Stephen J. Schoepfer, age 42, has served as our Executive Vice President, Chief Operating Officer and Secretary since July 1999. Mr. Schoepfer has been a member of our Board of Directors since July 1999. Prior to joining the Company in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.


Vote Required For Approval

         The vote of a plurality of holders of the outstanding shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the three director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of the three persons nominated to serve as directors.

         The Board of Directors unanimously recommends that stockholders vote FOR the election of the three persons nominated to serve as directors.

Board Organization And Meetings

         During the year ended July 31, 2001, the Board of Directors acted on 9 occasions by unanimous written consent.

         The Company does not have a standing audit, nominating or compensation committee.

Directors' Remuneration

         The Company currently does not compensate its directors, all of whom receive compensation as officers.

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, subject to ratification by the stockholders, has appointed J.H. Cohn LLP as independent public accountants to examine the Company's consolidated financial statements for the fiscal year ending July 31, 2002. J.H. Cohn LLP has served as the Company's independent public accountants since April 1999 and performed the audit of the Company's 2001 financial statements. Representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

Vote Required For Approval

         The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxies at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company's independent accountants.

         The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of J.H. Cohn LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2002.

Audit Fees

         We were billed approximately $33,000 for services rendered for the annual audit of our consolidated financial statements for 2001. We were billed approximately $50,000 for the quarterly reviews performed during 2001.

                                 STOCK OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of November 30, 2001 (except as otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee to be a director, (iii) each named executive officer and
(iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

---------------------------------------------- -------------------------------------------- ------------------------
Name and Address of Beneficial Owner           Number of Shares Beneficially Owned          Percentage of Class(1)
---------------------------------------------- -------------------------------------------- ------------------------
Gary Valinoti (President, CEO and Director)                  4,524,500(2) (3)                        17.9%
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
Thomas Mazzarisi  (Executive Vice President,                  1,110,000(3)                           4.4%
Chief Financial Officer, General Counsel and
Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
Stephen Schoepfer (Executive Vice President,                  1,075,000(3)                           4.3%
Chief Operating Officer and Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433
---------------------------------------------- -------------------------------------------- ------------------------
All executive officers and directors as a                       6,709,500                            24.6%
group (3 persons)
---------------------------------------------- -------------------------------------------- ------------------------

*    Less than 1%.

(1) Based on 24,292,968 shares outstanding as of November 30, 2001, plus the number of shares which the beneficial owner has the right to acquire within 60 days, if any.

(2)  Includes 444,500 shares owned Mr. Valinoti's wife, Cathleen Valinoti.

(3)  Includes 1,000,000 shares issuable upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 1999, 2000 and 2001. Except as listed in the table below, no executive officer holding office in fiscal year 2001 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.

------------------------------ --------- ------------------------------------------------------ --------------------
                                                          Annual Compensation
                                         ------------------- ------------- --------------------
                                                                                  Other
                                Fiscal                                           Annual             All Other
 Name and Principal Position     Year          Salary           Bonus         Compensation         Compensation
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Gary Valinoti, President,      2001           $150,000            --               --                 (1)(2)
Chief Executive Officer and    2000           $100,000            --               --                   --
director                       1999           $110,550            --               --                   --
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Stephen J. Schoepfer,          2001           $150,000            --               --                 (1)(2)
Executive Vice President,      2000           $100,000       $50,000               --                   --
Chief Operating Officer and    1999              --               --               --                   --
Secretary
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Thomas J. Mazzarisi,           2001           $150,000            --               --                 (1)(2)
Executive Vice President,      2000           $100,000            --               --                   --
Chief Financial Officer and    1999              --               --               --                   --
General Counsel
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Raymond G. Taylor,             2001           $65,000             --               --                   --
(Mr. Taylor served as Chief    2000              --               --               --                   --
Financial Officer of           1999              --               --               --                   --
JagNotes.com Inc. from April
1, 2001 to November 9, 2001,
but is no longer employed by
JagNotes.)
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Stephen R. Russo               2001              --               --               --                   --
(Mr. Russo served as Chief     2000           $20,000             --               --                   --
Financial Officer of           1999              --               --               --                   --
JagNotes.com Inc. until
April 2001, but is no longer
employed by JagNotes.).
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Jeffrey Goss (Mr. Goss         2001              --               --               --                   --
served as Secretary and Vice   2000           $86,997             --               --                   --
President of JagNotes.com      1999           $110,550            --               --                   --
Inc. until June 2000, but is
no longer employed by
JagNotes.).
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Anthony Salandra (Mr.          2001              --               --               --                   --
Salandra served as President   2000              --               --               --                   --
and director of JagNotes.com   1999           $110,550            --               --                   --
Inc. during fiscal year
1999, but is no longer
employed by JagNotes).
------------------------------ --------- ------------------- ------------- -------------------- --------------------
Barry Belzer (Mr. Belzer       2001              --               --               --                   --
served as Secretary and        2000              --               --               --                   --
director of JagNotes, Inc.     1999           $110,550            --               --                   --
during fiscal year 1999, but
is no longer employed by
JagNotes).
------------------------------ --------- ------------------- ------------- -------------------- --------------------

(1) Received 5.0% equity interest in JAGfn Broadband LLC, our former webcast subsidiary.

(2) Received grant of options to purchase 900,000 shares of our common stock at an exercise price of $0.25 per share on December 14, 2000, pursuant to the terms of an employment agreement with us, which options were cancelled effective August 31, 2001. In lieu of such options, the executive was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

Option Grants/Exercises/Repricings in Fiscal Year 2001

         No freestanding SARs were granted to, or exercised by, any of our named executive officers during the fiscal year ended July 31, 2001.

         The following table sets forth information regarding options to acquire shares of our common stock granted under our Long-Term Incentive Plan to our Chief Executive Officer and our other three executive officers as of July 31, 2001.


    Option Grants in Period beginning August 1, 2000 and ending July 31, 2001

                                           Percentage of
                                               Total
                                         Options Granted to
                                             Employees
                                              (net of
                                            forfeitures)
                                           in the period
                            Number of        beginning
                            Securities   August 1, 2000 and
                            Underlying         ended            Exercise or
                             Options         August 31,       Base Price Per     Market Price on
Name                         Granted            2001             ($/Share)      the Date of Grant   Expiration Date
Gary Valinoti               1,000,000          19.53%             $0.02              $0.085            8/31/11
Stephen J. Schoepfer        1,000,000          19.53%              0.02               0.085            8/31/11
Thomas J. Mazzarisi         1,000,000          19.53%              0.02               0.085            8/31/11
Raymond G. Taylor            100,000            2.00%              0.10               0.045             5/1/11


         No stock options were exercised by any of our named executive officers as of the fiscal year ended July 31, 2001.

1999 Long-Term Incentive Plan

         In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in December 2000. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in JagNotes. Individual awards under the plan may take the form of:

          o    either incentive stock options or non-qualified stock options;

          o    stock appreciation rights;

          o    restricted or deferred stock;

          o    dividend equivalents;

          o bonus shares and awards in lieu of our obligations to pay cash compensation; and

          o other awards, the value of which is based in whole or in part upon the value of the common stock.

         The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

         The maximum number of shares of common stock that may be subject to outstanding awards under the plan will not exceed 6,000 ,000 shares of common stock. At July 31, 2001, the number of shares deliverable upon exercise of incentive stock options was limited to 2,096,444. As of July 31, 2001, there were a total of 5,117,500 shares of common stock subject to outstanding options granted under the plan. The foregoing options have an exercise price ranging from $0.10 to $3.50 per share.

         The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

         We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if JagNotes complies with certain requirements under Section 162(m).

Employment Contracts

         On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Gary Valinoti (our President and Chief Executive Officer), Stephen J. Schoepfer (our Executive Vice President and Chief Operating Officer) and Thomas J. Mazzarisi (our Executive Vice President, Chief Financial Officer and General Counsel). Each of these executive agreements expires on August 31, 2004 and provides for an annual base salary of $150,000. In addition, each executive is entitled to receive annual incentive stock bonuses as follows:

          o 500,000 shares of common stock if the average closing bid price of our common stock for year 1 under the contract is $1.00 or greater;

          o 500,000 shares of common stock if the average closing bid price of our common stock for year 2 under the contract is $2.00 or greater; and

          o 500,000 shares of common stock if the average closing bid price of our common stock for year 3 under the contract is $3.00 or greater.

In addition, each executive is entitled to receive a 5% non-dilutable interest in the subsidiary to be established for our Hispanic/Latin operations. The executives shall also be granted an option to purchase a 5% ownership interest in any subsidiary that JagNotes successfully creates and spins off during the term of their employment contracts.

         In addition, pursuant to these executive agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as are provided to other employees of JagNotes. In the event JagNotes terminates the employment of any of such executives without cause or such executive resigns for good reason as defined in the executive agreements, such executive shall be entitled to receive (i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the Severance Period), (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments will be made within 10 days of termination of employment, and shall not be subject to offset for amounts earned by the executive in respect of any subsequent employment, nor is the executive required to seek any such subsequent employment.

         Further, immediately prior to a change in control of JagNotes (as defined in our Long-Term Incentive Plan), the above-named executives shall also be granted an option to acquire 1,000,000 shares of our common stock (subject to equitable adjustments for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment.

         From February 1, 2001 through August 24, 2001, Financial Broadband assumed 90% of the salary payable under the above-described executive agreements.

         Pursuant to the terms and conditions of these executive agreements, we have cancelled outstanding options granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 900,000 shares of our common stock exercisable at a price per share of $0.25. In lieu of these options, we have granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 1,000,000 shares of our common stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the executive agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, our directors, executive officers and any person holding more than 10% of our common stock are required to file initial forms of ownership of our common stock and reports of changes in that ownership at the Securities and Exchange Commission. Specific due dates for these forms have been established, and we are required to disclose in this report any failure to file by these dates.

         Based solely on our review of the copies of such forms received by it with respect to fiscal 2001, or written representations from certain reporting persons, to the best of our knowledge, all reports were filed on a timely basis except that our former Chief Financial Officer, Raymond G. Taylor, reported his Form 3 late.

                              CERTAIN TRANSACTIONS

         Several of our current and former officers and directors, including Gary Valinoti (our Chief Executive Officer, President and director), Stephen J. Schoepfer (our Executive Vice President, Chief Operating Officer, Secretary and director), Thomas J. Mazzarisi (our Executive Vice President, Chief Financial Officer, General Counsel and director) and Raymond G. Taylor (our former Chief Financial Officer) also served during part of fiscal year 2001 as officers of Financial Broadband Holdings, Inc. and its wholly owned subsidiary, Financial Broadband Network, Inc. Mr. Valinoti also served as a director of both Financial Broadband Holdings and Financial Broadband Network. The principal business of Financial Broadband Network is our former webcast business which was sold to CALP II Limited Partnership on February 1, 2001. Each of Messrs. Valinoti, Schoepfer, Mazzarisi and Taylor resigned from their respective board and officer positions at Financial Broadband Holdings and Financial Broadband Network in August 2001. We understand that Financial Broadband Holdings and Financial Broadband Network have ceased operations.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal to be presented by a stockholder at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than August 1, 2002, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.



                                      By Order of the Board of Directors

                                      /s/ Stephen J. Schoepfer

                                      Stephen J. Schoepfer
                                      Secretary


Dated:  December 7, 2001

                                      PROXY
                                JAGNOTES.COM INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on December 28, 2001

         The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Gary Valinoti and Stephen J. Schoepfer or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held in Conference Room 39B located on the 39th floor of 101 Park Avenue, New York, New York, in the law offices of Morgan, Lewis & Bockius LLP, at 11:00 a.m. on Friday, December 28, 2001, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

     The nominees for Director are: Thomas J. Mazzarisi, Stephen J. Schoepfer and Gary Valinoti.


                         (To Be Signed on Reverse Side.)
--------------------------------------------------------------------------------

               Please mark
               your votes
   A       X   as in this
               example.

            The Board of Directors recommends that stockholders vote
                      FOR ALL Directors and FOR Proposal 2.

              FOR   WITHHOLD FOR
              ALL      ALL                                                                               FOR  AGAINST   ABSTAIN
Election of   / /      / /       Nominees: Thomas J. Mazzarisi         2   Selection of J.H. Cohn LLP    / /    / /       / /
directors.                                 Stephen J. Schoepfer            as the Company's independent
                                           Gary Valinoti                   accountants for 2002


INSTRUCTION: To withhold                                                   Please  complete,  sign,  date  and  mail  the
authority to vote for any                                                  enclosed Proxy in the accompanying  envelope even
individual nominee or                                                      if  you  intend  to be  present  at  the  meeting.
nominees, write the names on                                               Returning  the proxy will not limit your right to
the space provided below.                                                  vote in person or to attend the  Annual  Meeting,
                                                                           but will ensure your representation if you cannot
                                                                           attend. If you hold shares in more than one name,
                                                                           or if your stock is registered in more than one
                                                                           way, you may receive more than one copy of the
                                                                           proxy material. If so, please sign and return each
                                                                           of the proxy cards that you receive so that all of
                                                                           your shares may be voted. The Proxy is revocable at
                                                                           any time prior to its use.

--------------------------------------

--------------------------------------

SIGNATURE(S)
                    ---------------------------------------
                                                               DATE
                    ---------------------------------------         -----------

(Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)